              IRON INVESMENT CORP. AND HANOVER PARK FOR INDUSTRY
                                    (Lessor)




                                       TO





                       INTERNET BROADCASTING SYSTEM, INC.
                                    (Lessee)







                                DATED: 1 MAY 1997
                           PREMISES: 3,100 square Feet


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                                INDEX OF ARTICLES

ARTICLE                                                                  PAGE

23.   Quiet Enjoyment                                                      18

24.   Holdover Tenancy                                                     18

25.   Estoppel Certificate, Recordation, Memorandum                        18

26.   Insurance                                                            19

27.   Right to Inspect and Repair                                          20

28.   Surrender                                                            21

29.   Electrical Service                                                   21

30.   Rules and Regulations                                                22

31.   Entire Agreement                                                     22

32.   No Waiver of Covenants or Conditions                                 22

33.   Notices                                                              22

34.   Broker's or Finder's Fee                                             23

35.   Governing Law                                                        23

36.   Binding Effect                                                       24

37.   Security Deposit                                                     24

38.   Environmental Representation                                         24

                                     INDEX OF EXHIBITS

EXHIBIT                                                                  PAGE

A  - Floor Plan of Demised Premises                                         1

B  - Cleaning Standard                                                     13

C  - Rules and Regulations                                                 21


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                                 LEASE AGREEMENT


          THIS LEASE AGREEMENT made as of the 1st day of May 1997 by and between IRON INVESTMENT CORP., a corporation of the State of New Jersey, and HANOVER PARK FOR INDUSTRY, a partnership doing business as a Joint Venture having a place of business at 115 Evergreen Place, East Orange, New Jersey 07018 (hereinafter called Lessor or Landlord); and INTERNET BROADCASTING SYSTEM, INC., a Delaware corporation (hereinafter called Lessee or Tenant).

                          W I T N E S S E T H T H A T :


            The Lessor and Lessee, for and in consideration of the rents, covenants and mutual agreements herein contained, covenant and agree as follows:

1.  PREMISES

      1.1 The Lessor hereby leases to the Lessee and the Lessee hereby hires and takes from the Lessor 3,100 square feet of gross rentable space located on the third floor of the building commonly known as Midlantic Bank Building, located at 2 Ridgedale Avenue, Cedar Knolls, New Jersey (the "Building") as more particularly shown on the Floor Plan, a copy of which is annexed hereto as Exhibit A (hereinafter referred to as the "Demised Premises"), together with the non-exclusive right to use those portions of the Building intended for the common use of the occupants of the Building.

2.    TERM

      2.1 The term of the Lease shall commence on the 1st day of May 1997 (the "Commencement Date") and shall continue in effect for five (5) years and three
(3) months and shall expire on the 31st day of July 2002.

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3.    LESSOR'S WORK

      3.1 The facilities, material and work to be furnished, installed and performed in the Demised Premises by the Lessor are referred to as the "Lessor's Work". The Lessor's Work is shown on the Floor Plan annexed hereto as Exhibit A. The Floor Plan established the configuration, general arrangement and allocation of space and the partition layout of the Demised Premises.

      3.2 The Lessor shall deliver the Demised Premises "As Is". The Lessor shall steam clean carpet and remove debris.

      3.3 The Lessor shall not be responsible for any delay resulting from further changes in the Lessor's Work required by Lessee.

4.    USE OF DEMISED PREMISES

      4.1 The Lessee shall use and occupy the Demised Premises only and for no other purpose than general office use and all other uses incidental thereto.

5.    RENTAL

      5.l The Lessee covenants and agrees to pay the Lessor as rental for the Demised Premises, a basic minimum aggregate rental of TWO HUNDRED THIRTEEN THOUSAND, ONE HUNDRED TWENTY FIVE 00/100 213,125.00) DOLLARS subject to Paragraph 15.5 hereof.

      5.1.1 During the period commencing on the Commencement Date and expiring on the 31st day of July 1997 the Lessee shall not be required to pay rent.

      5.1.2 During the period commencing 1 August 1997 and expiring 31 July 2002 the Lessee shall pay to the Lessor a minimum annual rental of FORTY TWO THOUSAND, SIX HUNDRED TWENTY FIVE AND 00/100 ($42,625.00) DOLLARS ($13.75 per square foot of rentable space) to be paid to the Lessor in equal monthly installments of THREE THOUSAND FIVE HUNDRED FIFTY TWO AND 08/100 ($3,552.08) DOLLARS, in advance, commencing on the first day of August 1997 and continuing on the first day of each and every month thereafter, through and including the month of July 2002.

      5.1.3 The Lessee shall also pay to Lessor all additional rental as is provided for in Article 20 hereof. The Lessee shall also pay to the Lessor all additional rental which shall become due and owing to Lessor under the provisions of Article 29 hereof.


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        5.2 Lessee shall pay the minimum annual rental and all additional rent required to be paid under the terms of the Lease at Lessor's above stated address, or at such other place as Lessor may designate in writing, without notice or demand and without setoff, deduction or abatement.

6.    MAINTENANCE OR PREMISES BY LESSEE

        6.1 The Lessee shall not injure, overload or deface the Demised Premises or otherwise commit any act of waste with respect to the Demised Premises. The Lessee shall be responsible for all injury or damage of any kind or character to the Demised Premises, including the windows, floors, walls and ceilings caused by Lessee or anyone using or occupying the Demised Premises by, through or under the Lessee. Lessee shall give Lessor prompt written notice of any accidents to, or defects in the structural systems, building systems and facilities located in the Demised Premises.

        6.2 Lessor, at its cost and expense, shall make all necessary repairs to the Demised Premises, except where the repairs have been necessary by the carelessness or improper conduct of Lessee or Lessee's agents, servants, visitors, invitees or licensees, in which event Lessor shall make the repair but Lessee shall pay to Lessor, as additional rent, on demand, the cost thereof.

7.    ACTIVITIES INCREASING FIRE INSURANCE RATES

          Lessee shall not do or suffer anything to be done on the Premises which will increase the standard rate of fire insurance on the Building. If by reason of the failure of the Lessee to comply with the provisions of this paragraph the fire insurance rate be higher than it otherwise would be, the Lessee shall reimburse the Lessor, as additional monthly rent, for that part of all fire insurance premiums thereafter paid by the Lessor which shall have been charged because of such failure of the Lessee.

8.    SUBORDINATION OF LEASE

      8.1 This Lease and all rights of Lessee hereunder are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing, to any mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, replacements and extensions of such leases and such mortgages and

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any consolidations thereof provided that any renewals, modifications, replacements, extensions and/or consolidation of any such leases and/or mortgages shall not materially increase Lessee's obligations or materially decrease Lessee's rights under this Lease. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall promptly execute and deliver any instrument that Lessor, the Lessor of any such underlying lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, provided such instrument does not increase Lessee's obligations or decrease Lessee's rights under this Lease. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called superior leases and the mortgages to which this Lease is, at the time referred to, subject and subordinate is hereinafter sometimes called superior mortgages, and the Lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "Superior Lessor".

     8.2 If the Superior Lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of the Lessor under this Lease, whether through possession or foreclosure action then such party so succeeding to Lessor's rights (herein sometimes called "Successor Lessor") shall accept Lessee's attornment, and Lessee shall attorn to and recognize such Successor Lessor as Tenant's Lessor under this Lease, and shall promptly execute and deliver any instrument that such Successor Lessor may reasonably request to evidence such attornment, provided such instrument does not increase Lessee's obligations or decrease Lessee's rights under this Lease. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor Lessor and Lessee upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Lessor shall not be: (1) liable for any act or omission of any prior Lessor (including the Lessor); or (ii) subject to any offsets or defenses which the Lessee might have against any prior Lessor (including the Lessor); or (iii) bound by any rent or additional rent which the Lessee might have paid for more than the current month to any prior Lessor (including the Lessor); or (iv) bound by any amendment or modification of the Lease made without its consent; or (v) bound to return security deposited under the Lease (if any) unless the same shall actually come into possession of the Successor Lessor.

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9.    ABANDONMENT

     Lessee shall not, without first providing not less than thirty (30) days prior written notice to the Lessor, allow the Premises to become vacant for more than 60 days, or deserted.

10.   SUBLETTING AND ASSIGNMENT

     10.1 The Lessee may assign this entire Lease or sublet the entire Demised Premises to any financially responsible party, subject, however, to all of the provisions of this Article.

     10.2 For the purposes of this Lease, any transfer of less than 49% of the ownership interests in the Lessee (considered on an aggregate basis from the current ownership structure of the Lessee) shall not be deemed to be an assignment requiring the consent of the Lessor.

     10.3 In the event that the Lessee desires to sublet all or a portion of the Demised Premises or assign the Lease to any other party other than as provided in Article 10.2, hereof, the terms and conditions of such sublease or assignment shall be communicated to the Lessor in writing no later than 45 days prior to the effective date of any such sublease or assignment, and no later than 15 days thereafter, the Lessor shall have the option, exercisable in writing, to the Lessee, to recapture the Demised Premises.

    10.4 In the event that the Lessor elects not to recapture the Demised Premises as herein above provided, the Lessee may nevertheless assign this Lease or sublet the Demised Premises subject to the Lessor's prior written consent, which consent shall not unreasonably be withheld, on the basis of the following terms and conditions:

            (i) It is agreed that any assignment or sublease of any kind executed by the Lessee from time to time, or the acceptance of rent from such assignee or sublessee, shall not affect the obligation and liability of the Lessee hereunder, and in no event and under no circumstances shall same release or discharge the Lessee from its obligation as Lessee under this Lease and the Lessee shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including but not limited to the payment of Base Rent and additional rent reserved herein through the entire term of this Lease. The acceptance, in and of itself, of any such rent from any sublessee and/or assignee shall not be deemed a waiver of this covenant, or release the

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            Lessee from its obligation hereunder.

            (ii) The Lessee herewith guarantees to Lessor the prompt payment of all Base Rent, including any additional rent which shall become due and owing to Lessor from any assignee and the full performance by said assignee of all the covenants, conditions, terms and obligations of the within Lease. The Lessee further warrants to Lessor that if any assignee shall. fail to pay any installment of rent when due, Lessor, upon receipt of ten (10) days written notice thereof from Lessor, shall pay and satisfy all of the arrearages in rent.

            (iii) The assignee or sublessee shall actually take occupancy of the Demised Premises.


11.   DAMAGE OR DESTRUCTION

      If during the term of this Lease or any renewal or extension thereof the Demised Premises shall be totally or substantially destroyed by fire or any other cause, this Lease shall cease and become null and void from the date of such destruction and the Lessee shall immediately surrender the Demised Premises to the Lessor and shall pay rent only to the time of such destruction. If the Demised Premises shall be partially damaged by fire or any other cause so as to be capable of being repaired within a reasonable time, but no more than one hundred twenty (120) days from the date of such damage, the Lessor shall have the option to repair the same, provided, however, that Lessor has notified Lessee of its election to repair the Demised Premises within forty-five (45) days after the date of the damage. Notwithstanding the foregoing, in the event the demised premises are partially damaged and the damages is such that Lessee cannot reasonably conduct its business, Lessee shall have the right to terminate this Lease. During the time that repairs are being made, the rent payable shall be reduced by a just and fair proportion according to the extent that the Lessee is deprived of the use of the Demised Premises. If repairs are not completed within one hundred twenty (120) days from the date of such damages, this Lease shall cease and become null and void, and no further rent shall thereafter be due or payable.

12.   INDEMNIFICATION IN FAVOR OF LESSOR

     12.1 The Lessee shall indemnify and save harmless the Lessor from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from any condition of the Demised Premises arising from any breach or default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to the terms of this Lease or arising from any act of negligence of the Lessee, and from and against all reasonable costs, counsel fees, expenses and liabilities incurred as a result of any such claim or proceeding brought thereon.

13.   NO VIOLATIONS OR REQUIREMENTS OF
      CERTIFICATE OF OCCUPANCY OR LAWS

     13.1 Neither Lessee nor its agents, servants or invitees shall permit anything to be done in or on the Demised Premises in whole or in part which would in any way violate requirements of any present or future Certificate of occupancy or render void or voidable any insurance in force with respect to said Demised Premises. Lessee shall not use, occupy nor permit the Demised Premises to be used in any manner which may violate any applicable present or future laws, regulations, ordinances or other requirements of the Federal, State or Municipal Governments or of any department, subdivision, bureau or offices thereof or of any other agency having jurisdiction of the premises nor shall Lessor violate any rules, orders or regulations of the Board of Fire Underwriters, Fire Rating bureau or such other agency as may exercise control over insurance of the Demised Premises.

      13.2 Lessee may, in good faith, and at its own expense, contest the validity of any such laws, regulations, ordinances or requirements and pending the determination of such contest may postpone compliance therewith, provided the Lessee indemnities and secures Lessor against any costs, losses or damages of any nature whatsoever, except the Lessee shall not be permitted to postpone compliance with such laws, regulations, ordinances, or requirements as might hold the Lessor up to disrepute or cause it to suffer any time or penalty or prosecution as a disorderly person or for any crime, nor shall any action of the Lessee be permitted which would result in the Demised Premises or any part thereof being condemned or required to be vacated.

      l3.3 In the event that the Lessee is in any way in default under this section, the Lessor in addition to any other relief to which it maybe entitled under this Lease, or by law may, but shall not be under any duty to, enter the premises and take such reasonable action as will eliminate Lessee's default and Lessee shall, upon receipt of bill, invoice, or other demand, forthwith pay the reasonable cost of such action taken by the Lessor.

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      13.4 If any future law, regulation, ordinance, certificate of occupancy, or other requirements of law will render the operation of an internet service provider business at the demised premises substantially impossible, the Lessee shall be entitled to terminate this Lease upon not less than forty-five (45) days prior written notice to the Lessor.

14.   EMINENT DOMAIN

      14.1 Should the Demised Premises be wholly taken for public use or condemned, or should any portion of the Demised Premises be taken or condemned to such an extent as would make it impossible for the Lessee to use the Demised Premises for its intended use, then this Lease shall be null and void and the rent shall be apportioned to the date of such taking.

      14.2 Should a portion of the Demised premises be taken for public use or condemned and such taking or condemnation does not prevent Lessee from using the remaining Demised Premises for the life of this Lease for their intended use, then this Lease shall continue in full force and effect and the rent shall thereafter be apportioned and proportionately reduced from the date of such taking or condemnation on the basis of the respective area of the Demised Premises so taken or condemned.

      14.3 All compensation and damages of any type whatsoever resulting from any negotiated settlement or award for any taking of the Demised Premises, whole or partial shall belong to and be the property of Lessor except as hereinafter provided. Lessee's share in any condemnation award shall be limited to an award made separately for Lessee's fixtures and equipment.

15.   DEFAULTS AND REMEDIES

      15.1 The Lessee shall be in default under this Lease upon the occurrence of any of the following mentioned events, in which case the Lessor may avail itself of any or all remedies provided for in this Article:

      (i) If the Lessee is delinquent in the due and punctual payment of any installment of the minimum annual rental which shall become due and owing to Lessor under this Lease hereof for the space of twenty-five (25)days after such rent shall become due and payable.

      (ii) If the Lessee is delinquent in the payment of Lessee's Proportionate Share of Operating Expenses imposed upon Lessee under Article 20 hereof for a period of thirty (30) days after written notice from the Lessor to Lessee that Lessee's Proportionate Share is due and payable.

      (iii) If the Lessee allows the Demised Premises to become vacant for more than 30 days coupled with nonpayment of rent, or if the Sublessee allows the Demised Premises to be used for a purpose other than the use permitted under this Lease.

      (iv) if the Lessee suffers, allows or causes any construction lien or any other lien of record (the "Lien") to be imposed against the Demised Premises or the Building of which the Demised Premises are a part and the said Lien is not discharged of record or bonded by a reputable surety authorized to do business in the State of New Jersey within thirty (30) days from the date of filing.

      (v) If the Lessee shall in any way violate any law, regulation or ordinance materially affecting the Demised Premises or the use thereof and such violation is not cured within thirty (30) days from the date of written notice from Lessor to Lessee of such violation other than as set forth in Section 13.2 hereof.

      (vi) If the Lessee is delinquent in the performance of or compliance with any of the other material covenants, agreements and conditions contained in this Lease for a period of thirty (30) days after written notice thereof from the Lessor to Lessee.

      (vii) If the Lessee shall make an assignment for the benefit of its creditors.

      (viii) If any petition shall be filed by or against Lessee in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and with respect to a petition filed against Lessee the same is not dismissed within sixty (60) days thereafter.

      (ix) If, in any proceedings, a receiver or trustee be appointed for all or any portion of Lessee's Property and with respect to a petition filed against Lessee the same is not dismissed within sixty (60) days thereafter.

    15.2 Upon the occurrence of an event of default, the Lessor, at any time thereafter, may give written notice to the Lessee

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specifying such event of default and stating that this Lease shall expire on the date specified in such notice, which date shall be at least ten (10) days from the Lessee's receipt of such notice, and if Lessee does not cure the default within such 10 day period, or if such default is not curable within such ten
(10) day period, Lessee has not commenced to cure such default and continued to diligently pursue cure until completion, then upon the date specified in such notice this Lease and all rights of the Lessee hereunder shall terminate.

     15.3 Upon the expiration of this Lease, pursuant to Article 15.2 hereof, the Lessee shall peacefully surrender the Demised Premises to the Lessor and the Lessor upon or at any time after such expiration may, without further notice, re-enter the Demised Premises and repossess it by summary proceedings, or ejectment and may dispossess the Lessee and remove the Lessee and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income therefrom.

    15.4 In any case where Lessor has recovered possession or the Demised Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Demised Premises or cause the Demised Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Demised Premises or any part thereof or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of the Lease, and receive the rent therefor. Rent so received shall be applied first to the payment of such reasonable expenses as Lessor may have incurred in connection with the recovery of the reletting, including brokerage and reasonable attorney's fees, and to the costs and expenses of performance of the other covenants of Lessee as herein provided and then to the payment of the liquidated and agreed damages, which shall become due and payable under Article 15.5 hereof.

      15.5 No such expiration of this Lease pursuant to Article 15.2 hereof or entry by the Lessor or its agents shall relieve the Lessee of its liability and obligations under this Lease and such liability and obligations shall survive any such expiration. In the event that Lessor shall terminate this Lease, as herein provided, Lessee agrees immediately to make a lump sum payment to the Lessor as liquidated and agreed damages for the Lessee's default in an amount equal to eight (8) months basic minimum aggregate rental (the "Liquidated Damages") or the balance of payments due, whichever is less. In the event the Lessor shall thereafter relet the premises, the Lessor shall immediately notify Lessee of same and Lessee shall thereupon be entitled to repayment or credit from

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Lessor for all net rental actually collected, less any expenses incurred by the
Lessor, but such entitlement shall not excuse Lessee from its obligation to make immediate payment of the aforesaid Liquidated Damages.

      15.6 Lessor shall use reasonable and prudent efforts to relet the Demised Premises so as to minimize and mitigate the Liquidated Damages. If the Lessor shall thereafter relet the Demised Premises, the Lessee shall be entitled to a credit from the Lessor against the Liquidated Damages provided for in paragraph 15.5, for all rental collected, less any expenses incurred by the Lessor with respect to the reletting, including cost of retrofit and tenant finish work, brokerage fees and legal expenses. If Lessor elects pursuant hereto, actually to occupy and use the Demised Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against the Lessee's obligations for rent or damages as herein defined, during the period of Lessor's occupancy the reasonable value of such occupancy, not to exceed in any event, the minimum annual owing for each remaining year of the term of the Lease and the Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

      15.7 Lessor's remedies hereunder are in addition to any remedy allowed by law.

      15.8 In the event that the either party is required to file suit to enforce its rights this Lease, the prevailing party shall be entitled to recover reasonable counsel fees together with all costs.

16.   RIGHT OF RE-ENTRY

        Notwithstanding anything in this Lease to the contrary provided, in case of default in any of the covenants hereof, or if the premises become vacant and Tenant stops paying rent, the Lessor may re-enter by means of summary proceedings or any other method prescribed by law, with or without notice of any intention to do so, and resume possession and re-let the premises in its own name, without terminating this Lease or in any manner affecting the obligation of the Lessee to pay the rent herein covenanted to be paid, in which event, however, there shall be credited to the account of the Lessee the amount received from re-letting, after deducting the expenses of such summary or other proceedings, including legal fees, as may be necessary in order that Lessor regain possession under this provision, as well as the expense incurred in re-letting the premises, and repairing and redecorating if any, and the execution of a new lease for the same premises


                                    - 11 -


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shall not terminate the Lessee's liability or obligations hereunder, which shall in any event remain in full force and effect for the full term of this Lease, and a Lessee who has once vacated may not re-enter without the written consent of the Lessor or its agents; and no act or thing done by the Lessor or its agents during the term hereby granted shall be deemed an acceptance or surrender of said premises and no agreement to accept a surrender of said premises shall be valid, unless the same be made in writing and personally subscribed by an officer of the Lessor and the Lessor further reserves the right to rent the premises for a longer period of time than fixed in this Lease without releasing the Lessee from any liability. The Lessee hereby expressly waives any and all right of redemption in the event the Lessee shall be dispossessed by judgment or warrant of any court or judge. Lessee waives and will waive all right to trial by jury in any summary proceeding hereafter instituted by the Lessor against the Lessee in respect of the Demised Premises or in any action brought to recover rent or damages hereunder.

17.   ALTERATIONS AND CHANGES

    17.1 The Lessee shall not make any alterations or changes to the Demised Premises without the prior written consent of the Lessor. Any alterations or changes which are approved by the Lessor shall be subject to all of the following conditions:

      17.1.1 No change or alteration shall at any time be made which shall impair the structural soundness of the Demised Premises or the Building in which the Demised Premises are located or the architectural decor of the said Building.

      17.1.2 No change or alteration shall be undertaken until the Lessee shall have procured and paid for all required municipal and other governmental permits and authorizations.

      17.1.3 All work done in connection with any changes or alterations shall be done in a good and workmanlike manner and in compliance with all building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all Federal, State and Municipal Jurisdictional Agencies.

      l7.1.4 Before proceeding with any change or alteration which it is estimated will cost more than Twenty-Five Hundred ($2,500) Dollars, the Lessee shall submit to the Lessor the plans and specifications for the work to be done, for Lessor's approval, which shall not be unreasonably withheld.



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     17.1.5 Lessor, at its option, may as a condition for granting its consent to any alteration or change which Lessee requests and which requires Lessor's consent, and, simultaneously with such consent, condition the consent upon Lessee's removal of the alteration or change at the end, or sooner termination of the Term, and the restoration of the Demised Premises to its existing condition as of the original date of occupancy less ordinary wear and tear.

      17.2 In addition to the foregoing, Lessor also reserves the right to impose such other reasonable conditions as it deems necessary and proper.


18.   PARKING SPACES

      The Lessor shall provide in such parking area or areas as the Lessor shall designate five (5) automobile parking spaces for each full one thousand square feet of rentable space within the Demised Premises, for the nonexclusive use of the Lessee in common with other tenants of the Building.

19.   LESSOR'S SERVICES

      19.1 The Lessor shall provide the following services to the Lessee:

      19.1.1 Maintain and service the heating, ventilating, air conditioning, plumbing, lighting and electrical Systems (hereinafter called the "Systems") as may be required for comfortable occupancy of the Demised premises during the regular hours, but not before 8:30 a.m. or after 5:30 p.m. of Business Days, which term is used herein to mean all days (except Saturdays, Sundays or days observed by the Federal or the State Government as legal holidays) throughout the year.

      19.1.2 Heat and air conditioning for the Demised Premises during customary daytime hours of Business Days.

      19.1.3 Public elevator service, by elevator serving the floor on which the Demised Premises are situated during regular hours of Business Days.

      19.1.4 Furnish adequate hot and cold water for portions of the common areas of the Building for drinking and lavatory purposes as may be required by Lessee and for Lessee's kitchen to be installed by Landlord. If the Lessee uses water for any other purpose, the Lessor, at Lessee's expense, shall install meters to measure Lessee's consumption of cold water and/or hot water for such other purposes, as the case may be. The Lessee shall pay for the quantities of cold water and hot water shown on such meters, at Lessor's cost thereof, on the rendition of Lessor's bills therefor.

      19.1.5 Maintain a listing on the Building Directory and a sign adjacent to the entrance to the demised premises of the name of Lessee.

      19.1.6 Provide and install initial and replacement fluorescent tubes, starters and ballasts.

      19.1.7 Keep and maintain all portions of the land on which the Building is constructed (the "Land") including all parking areas and the sidewalks, curbs and passageways adjoining the parking areas in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

      19.1.8 Provide maintenance and care of landscaped area.

      19.1.9 The Lessor, at its expense, shall keep, maintain and repair the Building and its fixtures, appurtenances, structural systems, systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs and replacements for which the Lessee is responsible pursuant to any other provision of this Lease.

      19.1.l0 Provide interior janitorial maintenance and trash removal in accordance with Lessor's cleaning standard, annexed hereto as Exhibit B.

      19.1.11 Keep the parking areas and the common areas of the Building well and sufficiently lighted during Business Days.

      19.1.12 Provide electrical service in accordance with the provisions of
      Article 29 hereof, at the sole cost of Lessee.

      19.2 The Lessor reserves the right, without any liability to the Lessee, except as otherwise expressly provided in this Lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building Systems serving the Demised Premises, or the rendition of any of the other services required of the Lessor under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which the Lessor is required by this Lease or by law to make, or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, water, electricity, labor or supplies, or by reason of any other cause beyond Lessor's reasonable control. Except in the case of an emergency Lessor shall give reasonable notice of the stoppage of any service and Lessor shall in any event proceed with due diligence to make all necessary repairs or required changes. No such stoppage shall justify, or be grounds for, reduction or withholding of or setoff against the Rent or Additional Rent provided for in this Agreement. Except that if such stoppage (i) relates to telephone and/or electric service, (ii) substantially prevents the Lessee from conducting its business in the ordinary course at the Demised Premises, (iii) is within the Lessor's reasonable control and (iv) continues for a period in excess of five (5) continuous days, then the Lessee shall not be obligated to pay rent for the period of such stoppage.

20. ADJUSTMENT OF RENT

     20.1 For all purposes of this Lease:

     20.1.1 "Base Year" shall mean the Calendar Year commencing 1 January 1998 and ending 31 December 1998.

     20.1.2 "Operational Year" shall mean the Year commencing 1 January 1999 and ending 31 December 1999 and each year thereafter.

     20.1.3 "Operating Expenses" shall mean any and all reasonable increases in land rents required to be paid by the Lessor and all increases in expenses incurred by the Lessor in connection with the management including reasonable management fees (which increases for land rents and management fees shall not exceed 105% of the increases in such items for the prior Operational Year) operation, repair, maintenance, upkeep, cleaning and landscaping, hereinafter collectively the servicing of: (i) the Building in which the Demised Premises are a part and the heating air conditioning, ventilating, plumbing, electrical and elevator systems contained therein, and (ii) the Land upon which the said Building is located, and such expenses shall include, but not be limited to, the following Operating
     Expenses:

     (i) Wages, salaries or other compensation and payroll taxes, Federal and State unemployment taxes thereon, Social Security taxes and workmen's compensation insurance premiums for all those employees of the Lessor servicing the Building and the Land who work on the premises.

     (ii) Cost of all service, maintenance and repair contracts with independent contractors and suppliers for the servicing of the Building and the Land.

     (iii) Normal servicing costs and replacement of parts (including installation thereof) necessary to maintain all building systems paid for by the Lessor in connection with the servicing of the Building and the Land, provided, however, that Lessee shall not be liable for the cost of capital improvements and replacements to the Building and the Land.


     (iv) Premiums and other charges incurred by the Lessor with respect to the following insurance on the Building:

     (a) Fire and extended coverage insurance.

     (b) Public liability insurance;

     (c) Such other insurance as the Lessor may obtain for the Building.

     (v) Cost of all water and sewer rents and all utility services furnished to the Building, including the cost of fuel or other energy for heating the Building and for electricity or other power required in connection with the operation of the common areas of the Building and the Land, not otherwise required to be paid by the Lessee.

     (vi) Real Estate Taxes, special and extraordinary assessments and municipal levies and assessments against the Land and Building of which the Demised Premises are a part.

     20.1.4 Lessee's Proportionate Share shall mean a fraction of which the numerator is the rentable area of the Demised (3,100 square feet) and the denominator is the total rentable area of the Building above grade (70,000 square feet), which may be expressed as a percentage. Lessee's proportionate Share is 4.42%.

     20.2 As soon as is practicable following the commencement of each Operational Year, the Lessor shall furnish the Lessee with a written preliminary statement of estimated Operating Expenses for the then current Operational Year (Preliminary Statement). If the Preliminary Statement shall disclose that the estimated operating Expenses for the then current unexpired Operational Year shall be in excess of such expenses incurred by Lessor during the Base Year, then the Lessee shall pay the Lessor as additional rental for the then current Operational Year an amount equal to Lessee's Proportionate Share of the amount by which the estimated Operating Expenses for such Operational Year are greater than the Operational Expenses for the Base Year. Any increase in rental shall be effective as of the first day of the then current Operational Year. The amount of an increase in the rental for the Operational Year shall be divided into twelve (12) equal monthly installments. On the first day of the month immediately following the furnishing by Lessor to Lessee of the Preliminary Statement, Lessee shall pay Lessor the number of monthly installments that shall have elapsed from the commencement of the then current Operational Year in question up to and including the first day of such month. Thereafter, on the first day of each successive month of the then current lease year Lessee shall pay Lessor in addition to its regular monthly rent equal installments of the said additional rent for the remainder of the then current Operational Year. As soon as is practicable following the expiration of each operational Year, the Lessor shall furnish Lessee with a written final statement of actual operating Expenses incurred by the Lessor during each such expired Operational Year (Final Statement) . If the Final Statement shall disclose that the actual Operating Expenses for the expired Operational Year shall be more or less than such expenses for the Base Year as shown on the Preliminary Statement, then there shall be an appropriate adjustment. If the adjustment shall be in favor of Lessor, Lessee shall pay the additional amount owing within thirty (30) days of receipt of such Final Statement. If the adjustment shall be in favor of Lessee, then Lessor shall refund the overpayment to Lessee within the same thirty (30) days period. If the term of the Lease shall expire prior to the expiration of the then current Operational Year, the Lessee shall nevertheless remain liable for Lessee's proportionate Share of all Operating Expenses for the prorata Operational Year as determined by the Final Statement.

      20.3 Every Preliminary Statement given by the Lessor pursuant to the provisions of this Article shall not be conclusive and binding upon the Lessee and shall be subject to the final statement. Every Final Statement given by the Lessor pursuant to the provisions of this Article shall be conclusive and binding upon the Lessee unless within ninety (90) days of receipt thereof the Lessee shall notify the Lessor that it disputes the correctness of the Statement, specifying the particular respect in which the Statement is claimed to be incorrect. In the event the Lessee shall dispute the computation of the Operating Expenses, Lessee shall have the right to audit the operating expenses and to contest same.

      20.4 For all purposes hereunder the amount of the Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied.

21.   LATE CHARGE

      Anything in this Lease to the contrary notwithstanding, unless Lessor expressly waives the same, Lessee shall pay a. "Late Charge" of six (6%) percent of any installment of rent or additional rent paid more than ten (10) days after the due date thereof, to cover the additional expense involved in handling delinquent payments.

22.   RIGHT TO SHOW PREMISE

      Lessor may show the Demised Premises to prospective tenants, purchasers and mortgagees, at any time during the six months prior to termination of this Lease at any time during business hours on reasonable notice to Lessee.

23.   QUIET ENJOYMENT

      Lessor covenants that if, and so long as, Lessee pays the basic Rent, and any Additional Rent as herein provided, and performs all of the Lessee's other obligations hereunder, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Demised Premises for the term herein mentioned, subject nevertheless to the conditions of this Lease.

24.   HOLDOVER TENANT

      If Lessee holds possession of the Demised premises after the term thereof shall expire, Lessee shall become a tenant from month to month of the subject premises under the provisions herein provided, but, during the first two (2) months of such holdover, at a monthly basic rental of one hundred fifty (150%) percent of the basic rent for the last month of the term or any renewal term, and during each month after the first two months at a monthly basic rental of two hundred (200%)percent of the basic rent for the last month of the term or the renewal term payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor upon thirty (30) days written notice to Lessee, or until Lessee shall have given to Lessor a written notice, at least thirty (30) days prior to the intended date of termination, of intent to terminate such tenancy.

25.   ESTOPPEL CERTIFICATE, RECORDATION, MEMORANDUM

      25.1 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications), certifying the dates to which the basic rental and additional rental have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in the performance of any of its obligations under this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

     25.2 The parties hereto shall cause the within Lease to be executed in recordable form and the Lessor if required by the holder of any superior mortgage, shall have the right to record the within Lease or a counterpart hereof.

     25.3 At the request of the Lessor, the Lessee shall also promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

26.   INSURANCE

     26.1 Lessor, at its sole cost and expense, shall keep the Building insured during the term of this Lease, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "Extended Coverage," so-called, in amounts sufficient to prevent Lessor from becoming a co-insurer under the terms of the applicable policy, but in any event "full replacement cost," being the cost of replacing the Buildings, exclusive of the cost of excavations, foundations and footings. All policies of insurance with respect to fire or casualty loss shall provide that the proceeds thereof shall be payable to or inure to the benefit of the Lessor and, if the Lessor so requires, also be payable to the holder of any first mortgage to which this Lease shall be subordinate.

     26.2 The Lessee shall, at the Lessee's sole cost and expense, but for the mutual benefit of the Lessor and the Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, such insurance to afford protection to the limit of not less than $1,000,000.00 in respect to injury or death to a single person and to the limit of not less than $1,000,000.00 in respect to any one accident, and to the limit of not less than $1,000,000.00 in respect to property damage.

            26.2.1 All policies of insurance shall provide that the proceeds thereof shall be payable to or inure to the benefit of the Lessor and the Lessee and, if the Lessor so requires, also be payable to the holder of any first mortgage to which this Lease shall become subordinate. All policies of insurance shall, to the extent obtainable, provide that any loss shall be payable notwithstanding any act of negligence of the Lessee which might otherwise result in a forfeiture of said insurance.

            26.2.2 All policies of insurance shall be written with companies reasonably satisfactory to the Lessor and authorized to do business in the State of New Jersey and shall name the Lessee and the Lessor as the insured as their respective interests may appear. policies evidencing the coverage required in this Article shall be delivered to the Lessor, together with evidence of the payment of the premium therefore, not less than five (5) days prior to the commencement of the term hereof. Each policy issued by the insurer shall contain an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days prior written notice to Lessor. Subject to the approval of the applicable insurer all such policies for Lessor and Lessee shall provide for waiver of subrogation in regard. to any covered property loss.


27.   RIGHT TO INSPECT AND REPAIR

      Lessor may enter the premises upon 24 hour advance notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement, or additions, in, to, on and about the Demised Premises as Lessor deems necessary or desirable, provided, however, that except in the case of emergency such entry and repair shall not materially interfere with Lessee's use of the Demised Premises. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claims against Lessor for interruption to Lessee's business, however occurring, except for in the case of Lessor's sole negligence.

28.   SURRENDER

      28.1 Upon the termination of this Lease or upon any re-entry by the Lessor upon the Demised Premises, the Lessee shall quit and surrender the Demised Premises to the Lessor in good order, condition and repair, except for ordinary wear and tear and such casualty loss as is covered by Lessor's fire and extended coverage insurance.

      28.2 The Lessee shall prior to or upon the termination of this Lease remove from the Demised Premises all fixtures, partitions, equipment, personal property and any other improvements installed by the Lessee thereon (Lessee Improvements) without injury to the Demised Premises. Any Lessee Improvements not removed by the Lessee shall be considered abandoned by Lessee and shall become the property of the Lessor. The Lessee shall not be required to remove any improvements to the Demised Premises installed by the Lessor prior to the commencement of the term. In the event the Lessee shall fail to remove any of the Lessee Improvements within the time prescribed, the Lessee shall be liable for such costs or damages as the Lessor shall sustain, including specifically cost of removing the Lessee Improvements and any damages resulting from the inability of Lessor to relet the Demised premises.

29.   ELECTRICAL SERVICE

      29.1 The Lessee shall pay Lessor for the entire cost of electricity used by Lessee in the Demised Premises. The cost thereof shall be determined by the usage shown on the electricity meter serving that portion of the Building of which the Demised Premises are a part. The Lessee shall pay its portion of the entire usage as disclosed by the meter, on a prorata basis to be determined by a fraction, the numerator of which is the total amount of rentable space occupied by the Lessee and the denominator of which is the total amount of rental space serviced by the meter. Payment shall be due on a monthly' basis within thirty
(30) days after receipt of a Statement from the Lessor showing the Lessee's share of the cost of electrical usage for the monthly period in question. The Lessee shall not install any electrical equipment which, in the reasonable judgment of the Lessor, overloads the lines in the Demised premises or in the Building in which the Demised Premises are located. The Lessee shall, at' its own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of the Lessor and any Jurisdictional Requirements. Total electric charges payable hereunder shall not exceed $1.25 per square foot per annum.

30.   RULES AND REGULATIONS

      The Lessee and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and such reasonable changes therein (whether by modification, elimination or addition) as the Lessor at any time or times hereafter may make and communicate in writing to the Lessee, which do not unreasonably affect the conduct of Lessee's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

31.   ENTIRE AGREEMENT

      This Lease contains the entire agreement and understanding between the parties. There are no oral understanding, terms or conditions, and neither party has relied upon any representation, expressed or implied, not contained in this Lease. All prior understandings, terms or conditions are deemed merged in this Lease. This Lease cannot be changed or supplemented orally.

32.   NO WAIVER OF COVENANTS OR CONDITIONS/LESSOR' CONSENT

      The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant or condition or option in any other instance. Whenever in this Lease, Lessor's consent is required, said consent shall not be unreasonably withheld, delayed or conditioned.

33.   NOTICES

      Any notices by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed as follows:

If to the Lessor, to:

      Iron Investment Corp. and
           Hanover Park for Industry
      115 Evergreen Place
      East Orange, New Jersey  07018

      Attention:  Michael V. Suppa, Authorized Agent


If to the Lessee, to:

      Internet Broadcasting System, Inc.
      2 Ridgedale Avenue
      Cedar Knolls, NJ 07927

      Attention:  Clark D. Frederick, President


with a copy to:

      Brian W. Seidman, Esq.
      Seidman, Silverman & Seidman, P.C.
      600 Third Avenue
      New York, NY 10016

Either party may, by notice as aforesaid, designate a different address for notices. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, and if mailed, upon the date of mailing.




34.   BROKER'S OR FINDER'S FEE

      Landlord and Tenant represent one to the other that neither party authorized or engaged the services of a real estate broker in connection with the initiation, negotiation and consummation of the within Lease transaction. Each party agrees to indemnify, defend and save the other harmless from any and all claims with respect to real estate brokerage commissions which may be alleged to have been occasioned by a broker, other than the Authorized Broker acting on behalf of the indemnifying party.

35    GOVERNING LAW

      This Agreement shall be construed in accordance with, and shall be governed in all respects by, the laws of the State of New Jersey.

36.   BINDING EFFECT

      This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permissible assigns.

37.   SECURITY DEPOSIT

      The Lessee has deposited with the Lessor the sum of $7,104.17 as security for the full and faithful performance by Lessee of the terms of this Lease. In the event that the Lessee defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including but not limited to payment of any Basic Rental due under Article 5 or any Additional Rental due under Article 20, the Lessor may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum, which the Lessor may expend or be required to expend by reason of the Lessee's default, including, any damages or deficiencies in the re-letting of the Demised Premises, whether such damages or deficiencies accrued before or after summary proceedings or other re-entry by the Lessor. In the event that the Lessee shall comply with all of the terms of this Lease, the security shall be returned to the Lessee after the date fixed as the end of the Lease and after the surrender of the Demised Premises to the Lessor. In the event of a sale, or lease of the Building of which the Demised Premises are a part, the Lessor shall have the right to transfer the security to the vendee or other successor in interest to the interest of the Lessor and the Lessor shall thereupon be released from all liability for the return of such security. The Lessee shall look solely to the new Lessor for the return of such security. Lessee shall not assign or encumber the money deposited as security and neither the Lessor nor its successors or assigns shall be bound by any such assignment or encumbrance. No holder of a superior mortgage to which this Lease is subordinate shall be responsible in connection with the security deposit hereunder, by way of credit or payment of any rentals or otherwise, unless such holder of a superior mortgage actually shall have received the security deposited hereunder.

38.   ENVIRONMENTAL REPRESENTATION

      38.1 To the best of the Lessor's knowledge, neither the Building of which the Demised Premises are a part nor the Land upon which the Building has been constructed, have been used for the storage, treatment, transportation, manufacturing, refinement, protection, disposal or handling of "hazardous substances" or "hazardous waste" as such terms are defined in the New Jersey

Industrial Site Recovery Act ("ISRA") nor has the Building or the Land been used, owned or operated as an "industrial establishment" as such term is defined in ISRA.

      38.2 Lessor shall indemnify and save harmless Lessee, its successors and assigns from and against any loss, liability, damage or expense incurred by Lessee arising out of: (i) the breach on the part of Lessor of its representations above made; (ii) the violation by Lessor of any environmental laws or regulations including but not limited to ISRA.

      IN WITNESS WHEREOF, the parties hereto have interchangeably set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its corporate seal to be affixed hereto, the day and year first above written

WITNESS:                         IRON INVESTMENT CORP.
                                 Lessor


/s/ L/ Abdullah                  By:  /s/ Guy P. Cipriano
----------------------------          --------------------------------
                                      Guy P. Cipriano
                                      Executive Vice President


WITNESS                          HANOVER PARK FOR INDUSTRY
                                 Lessor


/s/ L. Abduallah                 By:   /s/ Michael V. Suppa
---------------------------           --------------------------------
                                      Michael V. Suppa
                                      Authorized Agent


WITNESS:                         INTERNET BROADCASTING SYSTEM, INC.
                                 Lessee


/s/ Frank Altieri                By:  /s/ Clark D. Frederick
----------------------------          ---------------------------------
                                      Clark D. Frederick
                                      President


Affix Corporate Seal